Calculation of Filing Fee Tables
S-4
BERKSHIRE HILLS BANCORP INC
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, $0.01 par value per share	Other	37,882,325		$ 994,411,011.00	0.0001531	$ 152,244.33
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 994,411,011.00		$ 152,244.33
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 152,244.33
Offering Note
[1]	(1) The number of shares of common stock, par value $0.01 per share, of Berkshire Hills Bancorp, Inc. ("Berkshire" and, such shares, the "Berkshire common stock") being registered is based upon (i) the exchange ratio of 0.42 shares of Berkshire common stock for each share of common stock, par value $0.01 per share, of Brookline Bancorp ("Brookline" and, such shares, the "Brookline common stock") multiplied by (ii) an estimate of the maximum number of shares of Brookline common stock issued and outstanding as of March 19, 2025 or issuable or expected to be exchanged (including in respect of Brookline equity awards) in connection with the merger of Brookline with and into Berkshire (the "merger"), which collectively equals 90,196,010. (2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act") and calculated in accordance with Rules 457(c) and 457(f)(1) promulgated thereunder. The aggregate offering price is (i) the average of the high and low prices of Brookline common stock as reported on the NASDAQ Global Select Market on March 19, 2025 ($11.025) multiplied by (ii) the estimated maximum number of shares of Brookline common stock to be converted in the merger (90,196,010). (3) Calculated by multiplying the estimated aggregate offering price of securities to be registered by 0.0001531.